UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

OFFICE DEPOT, INC.

(Exact Name of Registrant as Specified In Its Charter)

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On August 14, 2013, Office Depot, Inc. (the “Company”) issued a press release highlighting the recommendation of Egan-Jones Proxy Services, an independent proxy advisory firm, to vote for the Company’s board nominees on the White proxy card. A copy of the press release is set forth below:

CONTACTS:

Richard Leland

Investor Relations

561.438.3796

richard.leland@officedepot.com

Brian Levine

Public Relations

561.438.2895

brian.levine@officedepot.com

EGAN-JONES RECOMMENDS THAT SHAREHOLDERS VOTE ON THE WHITE PROXY CARD IN SUPPORT OF ALL OFFICE DEPOT BOARD NOMINEES

Report Acknowledges Compromise Proposed by Office Depot to Maintain the Integrity of the CEO Search Committee is in the Best Interests of Shareholders

Office Depot Urges All Shareholders to Vote the WHITE Proxy Card Today

Boca Raton, Fla., August 14, 2013 — Office Depot, Inc. (NYSE: ODP), a leading global provider of office supplies and services, today announced that Egan-Jones Proxy Services, a leading independent proxy advisory firm, recommends that ODP shareholders vote on the WHITE proxy card for ALL of the Company’s board nominees – Neil R. Austrian, Justin Bateman, Thomas J. Colligan, Marsha J. Evans, Eugene V. Fife, W. Scott Hedrick, Kathleen Mason, Michael J. Massey, Raymond Svider and Nigel Travis – at the Company’s Annual Meeting of Shareholders on August 21, 2013.

In its analysis, Egan-Jones states “there is little question that the uncertainty introduced to the CEO search process by the proxy contest at this very delicate stage is extremely disruptive. The compromise proposed by the Company on August 13, 2013 is an important one and makes the most sense to us.” Further, Egan-Jones considered its belief that “the Company has made strides in addressing the challenges with the current strategy and significantly improving the Company’s operating performance” in arriving at its voting recommendation.

“We are very pleased that independent proxy advisory firm Egan-Jones recommends that shareholders vote on the WHITE proxy card in support of all ten Office Depot director nominees at the upcoming annual meeting,” said Neil Austrian, Chairman and CEO of Office Depot. “As we said in our press release yesterday and as acknowledged by Egan-Jones in its analysis, we have proposed a compromise that would allow for additional shareholder perspective on the Board while not disrupting the integrity of the CEO Selection Committee and the progress they have made in the search process. We believe this is the best path forward and urge all Office Depot shareholders to vote the WHITE proxy card today.”

The Company also reiterated that the CEO Selection Committee has narrowed the selection process to five exceptional candidates it believes can best lead the combined business following the merger, with the goal of having a permanent CEO in place by September, and that integration planning in the proposed merger with OfficeMax is moving along as scheduled.

Shareholders who need assistance in voting or who have questions about the annual meeting may call the Company’s proxy solicitor toll-free at (877) 825-8621.

About Office Depot

Office Depot provides core office supplies, the latest technology, school essentials, copy & print services, cleaning & breakroom products, and furniture to consumers, teachers and businesses of all sizes through 1,614 worldwide retail stores, global e-commerce operations, a dedicated sales force, an inside sales organization, and top-rated catalogs. The Company has annual sales of approximately $10.7 billion, employs about 38,000 associates, and serves customers in 60 countries around the world.

Office Depot’s common stock is listed on the New York Stock Exchange under the symbol ODP. Additional press information can be found at: http://news.officedepot.com.

IMPORTANT INFORMATION HAS BEEN AND WILL BE FILED WITH THE SEC

In connection with the solicitation of proxies for Office Depot’s Annual Meeting of Shareholders (the “2013 Annual Meeting”), Office Depot has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement concerning the proposals to be presented at the 2013 Annual Meeting. The proxy statement contains important information about Office Depot and the 2013 Annual Meeting. Office Depot and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Office Depot’s shareholders in connection with the election of directors and other matters to be proposed at the 2013 Annual Meeting. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the definitive proxy statement and other proxy materials (the “Proxy Materials”) filed by Office Depot with the SEC on July 19, 2013. On July 22, 2013, Office Depot mailed the Proxy Materials to shareholders of record as of July 11, 2013. Investors and shareholders are able to obtain free copies of the Proxy Materials and other documents filed with the SEC by Office Depot through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders are able to obtain free copies of the Proxy Materials and other documents filed by Office Depot with the SEC by contacting Office Depot Investor Relations at 6600 North Military Trail, Boca Raton, FL 33496, or by calling 561-438-7878.

OFFICE DEPOT SAFE HARBOR STATEMENT

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Office Depot, the merger and other transactions contemplated by the merger agreement, and the outcome of the 2013 Annual Meeting. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to Office Depot, based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of Office Depot’s control. Therefore, investors and shareholders should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include adverse regulatory decisions; failure to satisfy other closing conditions with respect to the merger; the risks that the new businesses will not be integrated successfully or that Office Depot will not realize estimated cost savings and synergies; Office Depot’s ability to maintain its current long-term credit rating; unanticipated changes in the markets for its business segments; unanticipated downturns in business relationships with customers or their purchases from Office Depot; competitive pressures on Office Depot’s sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation or dispute resolutions; new laws and governmental regulations. The foregoing list of factors is not exhaustive. Investors and shareholders should carefully consider the foregoing factors and the other risks and uncertainties that affect Office Depot’s business described in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the SEC. Office Depot does not assume any obligation to update these forward-looking statements.

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